Exhibit (j) (2)


                       CONSENT OF SHEARMAN & STERLING LLP

         We hereby consent to the reference to our firm included in the statement of additional information of Sanford C. Bernstein Fund II, Inc. filed as part of Post-Effective Amendment No. 3 to the Registration Statement (File No. 333-82336) and to the use of our opinion of counsel, incorporated by reference to Exhibit (i) to Pre-Effective Amendment No. 2 to the Registration Statement on Form N-1A (File No. 333-82336).


                                          /s/ Shearman & Sterling LLP

                                          ----------------------------
                                          Shearman & Sterling LLP


New York, New York
February 1, 2005